Macy’s, Inc. Reports First Quarter 2019 Earnings

•	Comparable sales growth of 0.6% on an owned basis; 0.7% on an owned plus licensed basis

•	EPS and adjusted EPS of $0.44

•	2019 strategic initiatives on track to deliver sales growth

•	Company reaffirms annual 2019 sales and earnings guidance

CINCINNATI--May 15, 2019-- Macy’s, Inc. (NYSE: M) today reported results for the first quarter 2019 and reaffirmed annual sales and earnings guidance for fiscal 2019.

Financial Highlights

	First Quarter
(in millions)	2019	2018
Net sales	$5,504	$5,541
Comparable sales
Owned	0.6%
Owned plus licensed	0.7%
As reported
Net income attributable to Macy’s, Inc. shareholders	$136	$139
Earnings before interest, taxes, depreciation and amortization	$446	$492
Diluted earnings per share	$0.44	$0.45
As adjusted*
Net income attributable to Macy’s, Inc. shareholders	$137	$149
Earnings before interest, taxes, depreciation and amortization	$447	$505
Diluted earnings per share	$0.44	$0.48
*As adjusted reflects the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“Macy’s, Inc. is off to a solid start this year, delivering our sixth consecutive quarter of comparable sales growth and making progress against the North Star Strategy. As an omnichannel retailer, we are focused on growing our customer base by providing a great experience across all channels and taking market share category by category. Our brick & mortar sales trend improved sequentially in the first quarter, supported by the Growth50 stores and Backstage. We had another quarter of double-digit growth in our digital business, and mobile continues to be our fastest-growing channel,” said Jeff Gennette, Macy’s, Inc. chairman & chief executive officer. “We are pleased with the progress we are making on our strategic initiatives as they continue to drive top-line growth, keeping us on track to reach our 2019 goals. We believe these initiatives, coupled with productivity improvements, position our company well for long-term profit growth.”

Asset Sale Gains

Asset sale gains for the first quarter of 2019 totaled $43 million pre-tax, or $31 million after-tax and $0.10 per diluted share attributable to Macy’s, Inc. shareholders. This compares to the first quarter of 2018, when asset sale gains totaled $24 million pre-tax, or $18 million after-tax and $0.06 per diluted share attributable to Macy’s, Inc. shareholders.

Extended and Amended Bank Credit Facility

On May 9, 2019, the company entered into a new $1.5 billion, five-year Credit Agreement that will mature on May 9, 2024. This agreement replaces a previous $1.5 billion facility, which was set to expire in May 2021. Macy’s, Inc. maintains a strong balance sheet, enabling the company to extend the maturity of the agreement on similar terms.
Looking Ahead

Macy's, Inc. is reaffirming its previously provided annual guidance for 2019.

2019 Annual Guidance
Comparable sales (owned plus licensed)	Flat to up 1%
Comparable sales (owned)	Flat to up 1%
Net sales	Approximately flat
Diluted EPS excluding settlement charges, impairment and other costs	$3.05 to $3.25
Asset sale gains	Approximately $100 million (or $0.25 per share)
Annual tax rate	23%

About Macy's, Inc.

Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion and approximately 130,000 employees. The company operates approximately 680 department stores under the nameplates Macy’s and Bloomingdale’s, and nearly 190 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, and Macy’s Backstage. Macy’s, Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate offices in Cincinnati, Ohio, and New York, New York.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform and potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange

Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (May 15, 2019) at 9:30 a.m. ET. The webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-254-3590, passcode 7241409. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Contacts:
Media – Blair Fasbender Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1 and Note 2)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	May 4, 2019		May 5, 2018
	$	% to Net sales	$	% to Net sales

Net sales	$5,504		$5,541

Credit card revenues, net	172	3.1%	157	2.8%

Cost of sales	(3,403)	(61.8%)	(3,382)	(61.0%)

Selling, general and administrative expenses	(2,112)	(38.4%)	(2,083)	(37.6%)

Gains on sale of real estate	43	0.8%	24	0.4%

Impairment and other costs	(1)	—%	(19)	(0.3%)

Operating income	203	3.7%	238	4.3%

Benefit plan income, net	7		11

Interest expense, net	(47)		(66)

Income before income taxes	163		183

Federal, state and local income tax expense	(27)		(52)

Net income	136		131

Net loss attributable to noncontrolling interest	—		8

Net income attributable to Macy's, Inc. shareholders	$136		$139

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.44		$0.45

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.44		$0.45

Average common shares:
Basic	309.1		306.6
Diluted	311.4		309.4

End of period common shares outstanding	308.9		306.4

Supplemental Financial Measures:
Gross Margin (Note 3)	$2,101	38.2%	$2,159	39.0%
Depreciation and amortization expense	$236		$235

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 2)
(millions)

	May 4, 2019	February 2, 2019	May 5, 2018
ASSETS:
Current Assets:
Cash and cash equivalents	$737	$1,162	$1,531
Receivables	237	400	250
Merchandise inventories	5,498	5,263	5,291
Prepaid expenses and other current assets	633	620	638
Total Current Assets	7,105	7,445	7,710

Property and Equipment – net	6,499	6,637	6,575
Right of Use Assets	2,631	—	—
Goodwill	3,908	3,908	3,908
Other Intangible Assets – net	441	478	486
Other Assets	712	726	889

Total Assets	$21,296	$19,194	$19,568

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$41	$43	$25
Merchandise accounts payable	1,950	1,655	2,045
Accounts payable and accrued liabilities	2,846	3,366	2,695
Income taxes	182	168	312
Total Current Liabilities	5,019	5,232	5,077

Long-Term Debt	4,680	4,708	5,857
Long-Term Lease Liability	2,823	—	—
Deferred Income Taxes	1,193	1,238	1,169
Other Liabilities	1,258	1,580	1,664
Shareholders' Equity:
Macy's, Inc.	6,323	6,436	5,821
Noncontrolling interest	—	—	(20)
Total Shareholders' Equity	6,323	6,436	5,801

Total Liabilities and Shareholders’ Equity	$21,296	$19,194	$19,568

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Note 2 and Note 4)
(millions)

	13 Weeks Ended	13 Weeks Ended
	May 4, 2019	May 5, 2018
Cash flows from operating activities:
Net income	$136	$131
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Impairment and other costs	1	19
Depreciation and amortization	236	235
Stock-based compensation expense	14	17
Gains on sale of real estate	(43)	(24)
Deferred income taxes	7	19
Benefit plans	8	9
Changes in assets and liabilities:
Decrease in receivables	163	105
Increase in merchandise inventories	(235)	(115)
Increase in prepaid expenses and other current assets	(6)	(20)
Increase in merchandise accounts payable	247	415
Decrease in accounts payable and accrued liabilities	(516)	(453)
Increase in current income taxes	8	25
Change in other assets and liabilities not separately identified	(58)	(41)
Net cash provided (used) by operating activities	(38)	322

Cash flows from investing activities:
Purchase of property and equipment	(204)	(132)
Capitalized software	(60)	(58)
Disposition of property and equipment	34	23
Other, net	(7)	11
Net cash used by investing activities	(237)	(156)

Cash flows from financing activities:
Debt repaid	(3)	(3)
Dividends paid	(116)	(116)
Decrease in outstanding checks	(45)	(10)
Issuance of common stock	6	28
Proceeds from noncontrolling interest	—	2
Net cash used by financing activities	(158)	(99)

Net increase (decrease) in cash, cash equivalents and restricted cash	(433)	67
Cash, cash equivalents and restricted cash beginning of period	1,248	1,513

Cash, cash equivalents and restricted cash end of period	$815	$1,580

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)
As a result of the seasonal nature of the retail business, the results of operations for the 13 weeks ended May 4, 2019 and May 5, 2018 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)
The results for the 13 weeks ended May 4, 2019 reflect the adoption of Accounting Standards Update 2016-02 (ASU 2016-02), Leases, on February 3, 2019, utilizing the modified retrospective approach which allowed for transition in the period of adoption.

(3)	Gross margin is defined as net sales less cost of sales.

(4)
Restricted cash of $78 million and $49 million have been included with cash and cash equivalents for the 13 weeks ended May 4, 2019 and May 5, 2018, respectively. Further, reclassifications were made to certain prior period's amounts to conform with the classifications of such amounts in the most recent period.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis, which includes adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

13 Weeks Ended May 4, 2019

Increase in comparable sales on an owned basis (Note 5)	0.6%

Comparable sales growth impact of departments licensed to third parties (Note 6)	0.1%

Increase in comparable sales on an owned plus licensed basis	0.7%

Notes:

(5)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(6)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

Earnings before Interest, Taxes, Depreciation and Amortization, Net Income and Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted net income attributable to Macy’s, Inc. shareholders is reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders is reconciled to GAAP diluted earnings per share attributable to Macy’s, Inc. shareholders.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	May 4, 2019	May 5, 2018

Net income attributable to Macy's, Inc. shareholders	$136	$139
Interest expense, net	47	66
Federal, state and local income tax expense	27	52
Depreciation and amortization	236	235
EBITDA	446	492
Impairment and other costs (Note 7)	1	13
Adjusted EBITDA	$447	$505

Adjusted Net Income and Adjusted Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders

	13 Weeks Ended		13 Weeks Ended
	May 4, 2019		May 5, 2018

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$136	$0.44	$139	$0.45
Impairment and other costs (Note 7)	1	—	13	0.04
Income tax impact	—	—	(3)	(0.01)
As adjusted to exclude certain item above	$137	$0.44	$149	$0.48

Note 7: The above pre-tax adjustment for the 13 weeks ended May 5, 2018 excludes impairment and other costs attributable to the noncontrolling interest shareholder of $6 million.